                                                                   EXHIBIT 10(a)

                                INTERTAN, INC.
                          DEFERRED COMPENSATION PLAN

                                                        Date: September 12, 2000

                       ADDENDUM NO. 1 TO PLAN AGREEMENT


To:  BRIAN E. LEVY

     As stipulated in section 2 of your plan agreement dated January 5, 1998 (the "Plan Agreement"), the Plan Benefit Amount as defined in the Deferred Compensation Plan (the "Plan") may be amended from time to time by the execution by you and InterTAN, Inc. of an addendum instrument that states the changed amount of the Plan Benefit Amount and the date of such change.

     Accordingly, effective the date hereof, the Plan Benefit Amount as set out in the Plan Agreement is hereby changed to U.S.$3,725,000.

     All other terms and conditions of the Plan and Plan Agreement remain unamended. Any capitalized terms used herein that are not specifically defined shall have the meaning attributed to them in the Plan.

     Please signify your acceptance of this change to your Plan Benefit Amount by signing and returning the enclosed copy of this Addendum to Jeffrey A. Losch on or before thirty (30) days from the date hereof. If you do not sign and return such copy within the above time period, then the Plan Benefit Amount shall remain unchanged.



                              Yours very truly,

                              INTERTAN, INC.



                              By:  s/s Jeffrey A. Losch
                                  --------------------------------
                                     Jeffrey A. Losch
                                     Vice President, Secretary & General Counsel


ACCEPTED THIS  13 day of September, 2000.



      s/s Brian E Levy
---------------------------
Brian E. Levy